                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 65                                  Trade Date: 11/26/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 11/29/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is November 28, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCS1              $4,173,000.00              5.375%                11/15/11                 100%


    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option       Subject to Redemption      (including the redemption price)
    ----------------        -----------------       ---------------------      --------------------------------
        12/15/01                   Yes                     Yes                           100% 11/15/02
        monthly                                                                    semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                 Dealer              Other Terms
    ---------------            -----------            -----------                 ------              -----------
     $4,110,405.00             $62,595.00                $2.00               ABN AMRO Financial
                                                                                Services, Inc.